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                                                                      EXHIBIT 21
                                                                      ----------
                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

Subsidiaries of United HealthCare Corporation                    State of
- ---------------------------------------------                    Incorporation
Name                                                             or Organization
- ----                                                             ---------------

United HealthCare Services, Inc./1/                              Minnesota
United Health and Life Insurance Company/2/                      Minnesota
United Behavioral Systems, Inc./3/                               Minnesota
United Behavioral Systems, Inc.                                  Iowa
United HealthCare of Georgia, Inc./4/                            Georgia
United HealthCare of Utah/5/                                     Utah
Midwest Physicians Health Programs, Inc.                         Delaware
Physicians Health Plan of Greater St. Louis, Inc.                Delaware
PrimeCare Health Plan, Inc.                                      Wisconsin
United HealthCare of Ohio, Inc./6/                               Ohio
United Health and Life Insurance Company of Ohio/7/              Ohio
United Health Plans of New England, Inc./8/                      Rhode Island
Share Health Plan of Illinois, Inc.                              Illinois
United HealthCare of the Midlands, Inc./9/                       Nebraska
Chicago HMO Ltd.                                                 Delaware
United Health and Life Insurance Company of Illinois             Illinois
FOCUS Healthcare Management, Inc.                                Tennessee
Ramsay-HMO, Inc.                                                 Delaware
United HealthCare South, Inc./10/                                Florida
CAC - United HealthCare Plans of Florida, Inc./11/               Florida
United HealthCare Plans of Florida, Inc./12/                     Florida
Complete Health, Inc.                                            Alabama
Alabama Health Network, Inc.                                     Alabama
Complete Health of Arkansas, Inc.                                Arkansas
Complete Health of Georgia, Inc.                                 Georgia
Complete Health of Mississippi, Inc.                             Mississippi
Complete Health of Tennessee, Inc.                               Tennessee
Complete Health of Alabama, Inc.                                 Alabama
Community Health Network of Louisiana, Inc.                      Louisiana
GenCare Health Systems, Inc.                                     Missouri
Group Sales and Service of Puerto Rico, Inc.                     Puerto Rico
UHC Overseas R.S.A., Inc.                                        Delaware
UHC International Holdings, Inc.                                 Delaware
UHC Holdings R.S.A., L.L.C.                                      Delaware
The MetraHealth Companies, Inc.                                  Delaware
The MetraHealth Insurance Company                                Connecticut
MetraHealth Care Management Corporation                          Delaware
The MetraHealth Insurance Company of New York                    New York
The MetraHealth Employee Benefits Company, Inc.                  Connecticut
The MetraHealth Care Holding Company                             Connecticut
ProAmerica Managed Care, Inc.                                    Texas
The MetraHealth Care Network, Inc.                               Delaware
U.S. Behavioral Health                                           California
MetraHealth Care Plan of Upstate New York, Inc.                  New York
MetraHealthCare Plan of Texas, Inc.                              Texas
MetraHealth Care Plan of Greater Chicago, Inc.                   Illinois

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MetraHealth Care Plan of Louisiana, Inc.                         Louisiana
U.S. Behavioral Health Plan, California                          California
MetraHealth Services Corporation                                 New York
HealthSpring, Inc.                                               Delaware
United HealthCare Administrators, Inc.                           Connecticut
MetraHealth Care Plan of Arizona, Inc.                           Arizona
MetraHealth Care Plan of California, Inc.                        California
MetraHealth Care Plan of Colorado, Inc.                          Colorado
MetraHealth Care Plan of Florida, Inc.                           Florida
MetraHealth Care Plan of Georgia, Inc.                           Georgia
MetraHealth Care Plan of Illinois, Inc.                          Delaware
MetraHealth Care Plan of Kansas City, Inc.                       Missouri
MetraHealth Care Plan of Kentucky, Inc.                          Delaware
MetraHealth Care Plan of Massachusetts, Inc.                     Massachusetts
MetraHealth Care Plan of New Jersey, Inc.                        New Jersey
MetraHealth Care Plan of New York, Inc.                          New York
MetraHealth Care Plan of Ohio, Inc.                              Ohio
MetraHealth Care Plan, Inc.                                      Texas
MetraHealth Care Plan of Wisconsin, Inc.                         Wisconsin

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 1.  Previously doing business as "UHC Management Company, Inc.", "Charter Med,
     Incorporated", "Charter HealthCare, Inc.", Charter Med, Inc. of Minnesota" and "Charter Med, Incorporated of Minnesota." Also doing business as "United HealthCare Services of Minnesota, Inc.", "Healthmarc", "EverCare", "Employee Performance Design", "HealthCare Evaluation Services", "Managed Care for the Aged", "United HealthCare", "United HealthCare Corporation", "United HealthCare Management Company, Inc.", "United HealthCare Management", "UMC Management Company, Inc.", "Personal Decision Services", "UHC Management and Administrators", "United Resource Networks", "Health Pro", "Institute for Human Resources", "The Long Term Care Group" and "Health Professionals Review", "United HealthCare of Illinois, Inc." and "UHC of Illinois, Inc."
 2. Formerly "Life of Mid-America Insurance Company". Also doing business as "UHC Insurance Company".
 3. Formerly "United Clinics of Counseling, Inc." Also doing business as "United Behavioral Clinics" and "Positive Focus Professional Counseling Associates".
 4.  Formerly "Health 1st, Inc".
 5.  Formerly "Physicians Health Plan of Utah".
 6.  Formerly "Physicians Health Plan of Ohio, Inc."; also doing business as
     "PHP Benefit Systems" and   "Western Ohio Health Care Corporation".
 7.  Formerly "Benefit Systems Life Insurance Company".
 8.  Also doing business as "Ocean State Physicians Health Plan".
 9.  Formerly "Share Health Plan of Nebraska, Inc."
 10. Formerly "Complete Health Services, Inc."
 11. Formerly "CAC - Ramsay Health Plans, Inc."
 12. Formerly "C.A.C. Health Plan, Inc."